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                                                                    EXHIBIT 99.3
PROXY

                       INTIME SYSTEMS INTERNATIONAL, INC.
                         1601 Forum Place, Fifth Floor
                        West Palm Beach, Florida 33401
                                (561) 478-0022

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                                 JUNE 26, 1998

     The undersigned hereby appoints William E. Berry and Michael D. Matte, and each of them singly, proxies for the undersigned, with full power of attorney and power of substitution to vote all shares of Common Stock which the undersigned is entitled to vote at the Special Meeting of Stockholders (the "Meeting") of InTime Systems International, Inc. to be held at the offices of InTime, 1601 Forum Place, West Palm Beach, Florida, on Friday, June 26, 1998, at 5:00 p.m., local time, and at any adjournment thereof, upon the matters set forth in the Notice of Special Meeting of Stockholders and accompanying Proxy
Statement/Prospectus, each dated      , 1998, receipt of which is hereby
acknowledged.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED AS SPECIFIED OR, WHERE NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE PROPOSAL IN ITEM 1. A VOTE TO TRANSACT SUCH OTHER BUSINESS AS MAY BE PROPERLY TAKEN UNDER ITEM 2 WILL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS HEREINBEFORE NAMED AS ATTORNEYS.

     STOCKHOLDERS WHO ATTEND THE SPECIAL MEETING OF STOCKHOLDERS MAY VOTE IN PERSON EVEN THOUGH THEY HAVE PREVIOUSLY MAILED THIS PROXY. PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED PRE-PAID, PRE-ADDRESSED ENVELOPE.

     PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED
ENVELOPE.

                  (Continued and to be signed on reverse side)


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     (1)  To approve and adopt the Agreement and Plan of Merger (the
"Agreement") dated April 26, 1998, by and between ARIS Corporation, a Washington corporation ("ARIS") and InTime Systems International, Inc., a Delaware corporation ("InTime"), pursuant to which, among other matters (i) InTime will be merged with and into ARIS (the "Merger"), and ARIS will be the surviving corporation, (ii) each outstanding share of InTime Class A Common Stock (the "InTime Common Stock") will be converted into the right to receive shares of ARIS Common Stock, based on a ratio (the "Exchange Ratio") currently equal to
0.266 shares of ARIS Common Stock for each share of InTime Common Stock; (iii) each outstanding InTime Class A Warrant to purchase one share of InTime Common Stock will be converted into a warrant to purchase shares of ARIS Common Stock based on the Exchange Ratio; and (iv) each outstanding InTime option to purchase one share of InTime Common Stock will be converted into an ARIS option to purchase shares of ARIS Common Stock (an "ARIS Option") based on the Exchange Ratio. The Exchange Ratio is subject to adjustment as described in the accompanying Proxy Statement/Prospectus, and will not be determined until immediately prior to the effective time of the Merger.

                                  Please mark
                                 your votes as
                                 indicated in
                               this example  [X]


             FOR                   AGAINST                 ABSTAIN
             [ ]                     [ ]                     [ ]


     (2) To transact such other business as may properly come before the Meeting or any postponements or adjournments thereof.


                                   MARK HERE
                                  FOR ADDRESS
                                  CHANGE AND
                               NOTE AT LEFT  [ ]

IMPORTANT: Please date this Proxy and sign exactly as your name(s) appear(s) hereon. If stock is held jointly, each owner should sign. If signing as attorney, executor, administrator, trustee, guardian or other fiduciary please give your full title as such.

Signature(s) __________________________    Date _______________________________

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